Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnibus Performance Incentive Plan of CONSOL Mining Corporation of our report dated July 10, 2017, with respect to the combined financial statements of CONSOL Mining Corporation included in its Registration Statement on Form 10 for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
November 22, 2017